Exhibit 24

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Maria Eugenia Casar Perez, the undersigned of Edgar Allan Poe 118, CDMX 11560, Mexico, hereby make, constitute, and appoint Eric D. Koster, Vice President, General Counsel and Secretary, and Matthew J. McNulty, Senior Vice President, Chief Financial Officer and Treasurer, and each of them, jointly and severally, as my true and lawful attorneys-in-fact for me and in my name, place, and stead giving to such persons full power to execute and to file with the Securities and Exchange Commission (SEC) as my attorneys-in-fact and all SEC Forms 3, 4, or 5 required to be filed in connection with my beneficial ownership of securities of Ethan Allen Interiors Inc.
(the Company).

The rights, powers, and authority of said attorneys-in-fact herein granted shall commence and be in full force and effect as of January 25, 2022, and such rights, powers, and authority shall remain in force and effect thereafter for so long as I am a Director of the Company and for such time thereafter as may be necessary to file any such reports.

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of this 1st day of February 2022.

Signature:	/s/ Maria Eugenia Casar Perez
Printed Name:	Maria Eugenia Casar Perez